NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION OF THE STATED SECURITIES New York Stock Exchange LLC (the 'Exchange' or the 'NYSE') hereby notifies the SEC of its intention to remove the entire class of Common Shares (the 'Common Shares') of Silvercorp Metals Inc. (the 'Company') from listing and registration on the Exchange at the opening of business on February 23, 2009, because, in the opinion of the Exchange, the Common Shares are no longer suitable for continued listing and trading on the Exchange. Information supplied by the Company or taken from other sources believed by the Exchange to be reliable indicates that on February 12, 2009 the Exchange received an email from the Company requesting that the Exchange withdraw its certification dated September 26, 2008 of the Form 40 filed with the Commission (the 'Certification'). The Company simultaneously also requested the withdrawal of its filed registration statement on Form 40 (file No. 001-34184) with the Commission which was declared effective on August 12, 2005. The Common Shares were never admitted to trading on the Exchange. 1. The Exchange's Listed Company Manual, Section 802.01D, states in part that 'the Exchange is not limited by the criteria set forth in this section. Rather, it may make an appraisal of, and determine on an individual basis, the suitability for continued listing of an issue in the light of all pertinent facts whenever it deems such action appropriate,even though a security meets or fails to meet any enumerated criteria.' 2. Accordingly, the Exchange is filing this application based upon the Company's request that the Certification be withdrawn. The Company was so notified on February 12, 2009. Because the Common Shares of the Company was never admitted to trading on the Exchange, no ticker notices or press releases are required to be issued by the Exchange. 3. Pursuant to the above authorization, the Exchange directed the preparation and filing with the Commission of this application for the removal of the Common Shares from listing and registration on the Exchange. Because the Common Shares of the Company was never admitted to trading on the Exchange, the Company has no Exchange appeal procedures available to it. The Exchange notes, however, that the Company requested that the Certification be withdrawn.